Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

WP GLIMCHER INC.

(as amended effective August 11, 2015)

FIRST:                                                        The name of the corporation (which is hereinafter called the “Corporation”) is WP Glimcher Inc.

SECOND:                                         The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are:

(a)                                 To engage in the business of a real estate investment trust (“REIT”) as that phrase is defined in the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

(b)                                 To engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law.

THIRD:                                                   The address of its registered office in the State of Indiana is 150 W. Market Street, Suite 800, Indianapolis, Indiana 46204. The name of its registered agent at such address is CT Corporation System.

FOURTH:

(a)                                 The total number of shares of stock of all classes which the Corporation has authority to issue is 500,000,000 shares of capital stock, of which 300,000,000 shares are classified as Common Stock, par value $0.0001 per share (“Common Stock”), 75,000,000 shares are classified as Preferred Stock, par value $0.0001 per share (“Preferred Stock”), and 125,000,000 shares are classified as Excess Common Stock, par value $0.0001 per share (“Excess Common Stock”).

(b)                                 The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

(1)                                 Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any series of Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock and the Excess Common Stock, voting together as a single class.

(2)                                 Subject to the provisions of law and any preferences of any series of Preferred Stock and any series of Preferred Stock hereafter created, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation’s stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

(3)                                 Subject to the provisions of law and the preferences of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of Excess Common Stock and any series of Preferred Stock hereafter created not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any series of Preferred Stock having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

(4)                                 Each share of Common Stock is convertible into Excess Common Stock, as provided in Article NINTH hereof.

(c)                                  Subject in all cases to the provisions of Article NINTH with respect to Excess Stock (as defined in this paragraph), the Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the Indiana Business Corporation Law; provided, however, no shares of any series of Preferred Stock may be authorized or issued unless (i) the certificate of designations relating to such series contains restrictions on ownership and transfer and conversion provisions applicable to such series comparable to those set forth in Article NINTH, and (ii) a corresponding series of Preferred Stock (“Excess Preferred Stock” and together with Excess Common Stock, unless the context otherwise requires, “Excess Stock”), to be issued in accordance with any such conversion provisions upon a violation of such restrictions on ownership and transfer, is simultaneously authorized by filing of a certificate of designations.

FIFTH:

(a)                                 The powers and duties conferred and imposed upon the corporation’s board of directors by the Indiana Business Corporation Law shall be exercised and performed, in accordance with Section 23-1-33 thereof governing the action of directors, by the Board of Directors; provided, however, that pursuant to Section 23-1-33-1 of the Indiana Business Corporation Law, certain of such powers and duties of the Board of Directors set forth herein shall be exercised and performed only by the Independent Directors (as defined in Article NINTH hereof).

At least a majority of the directors shall be Independent Directors (as defined in Article NINTH).

(b)                                 Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or other cause shall be filled by the affirmative vote of a majority of the directors then in office. Notwithstanding the foregoing, any decrease in the number of directors constituting the Board of Directors shall not affect the tenure of office of any director.

(c)                                  Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided in the Bylaws or by resolution. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

(d)                                 Subject to Section 23-1-33-8 of the Indiana Business Corporation Law, any director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the then-outstanding shares entitled to vote in the election of directors.

SIXTH:

(a)                                 The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the shareholders:

(1)                                 The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Indiana each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time in which these Articles are in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

(2)                                 Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the indemnified person requesting such advance or advances from time to time, as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SIXTH, paragraph (a).

(3)                                 The indemnification and other rights set forth in this paragraph (a) shall not be exclusive of any provisions with respect thereto in the Bylaws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

(4)                                 Neither the amendment nor repeal of this paragraph (a), subparagraph (1), (2) or (3), nor the adoption of any provision of this Amended and Restated Articles of Incorporation inconsistent with paragraph (a), subparagraph (1), (2) or (3), shall eliminate or reduce the effect of this paragraph (a)(1), subparagraphs (1), (2) and (3), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph (a), subparagraph (1), (2) or (3), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

(5)                                 A director is not liable for any action taken as a director, or any failure to take any action, regardless of the nature of the alleged breach of duty, including alleged breaches of the duty of care, the duty of loyalty, and the duty of good faith, unless (i) the director has breached or failed to perform the duties of the director’s office in compliance with Section 23-1-35-1 of the Indiana Business Corporation Law; and (ii) the breach or failure to perform constitutes willful misconduct or recklessness. If the Indiana Business Corporation Law is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Indiana Business Corporation Law, as so amended.

(b)                                 Pursuant to Sections 23-1-33-1 and 23-1-38-3 of the Indiana Business Corporation Law, the Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles, including any amendments changing the terms or contract rights, as expressly set forth in the Articles, of any of its outstanding stock by reclassification or otherwise, by a majority of the directors adopting a resolution setting forth the proposed change, declaring its advisability, and either calling a special meeting of the shareholders certified to vote on the proposed change, or directing the proposed change to be considered at the next annual shareholders meeting; provided, however, that any amendment to, repeal of or adoption of any provision inconsistent with paragraph (d) of Article FIFTH, paragraph (a) and (b) of Article SIXTH, or Article SEVENTH will be effective only if it is adopted upon the affirmative vote of not less than two-thirds of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class).

(c)                                  The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Articles of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Indiana Business Corporation Law now or hereafter in force.

SEVENTH:                                 Subject to the rights of holders of preferred stock of the Corporation with respect to such series of preferred stock, special meetings of the shareholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the Board of Directors. Business transacted at special meetings shall be confined to the purposes stated in the Corporation’s notice of the meeting or in any supplemental notice delivered by the Corporation in accordance with the Bylaws.

EIGHTH:                                          Except as otherwise set forth in these Articles, any action required or permitted to be taken by shareholders of the Corporation must be taken at a duly called annual or special meeting of such shareholders of the Corporation, or by written consent of all shareholders or without a meeting if the action is taken by all the shareholders entitled to vote on the action and the action is evidenced by one or more written consents, in one or more counterparts, describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records reflecting the action taken.

NINTH:

(a)

(1)                                 The following terms shall have the following meanings:

“Aggregate Assumed Equity Interest in the Corporation” shall mean the aggregate equity interest in the Corporation represented by the Common Stock, and the Units on the assumption that all such Units are exchanged for Common Stock.

“Articles” shall mean the Amended and Restated Articles of Incorporation of the Corporation, as the same may be amended from time to time.

“Beneficial Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and any comparable successor provisions thereto. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean any Qualified Charitable Organization which, from time to time, is designated by the Corporation to be a beneficiary of the Trust.

“Board of Directors” shall mean the Board of Directors of the Corporation as defined in Article FIFTH.

“Bylaws” shall mean the Bylaws of the Corporation.

“Capital Stock” shall mean stock that is Common Stock, Excess Stock or Preferred Stock.

“Constructive Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, and any comparable successor provisions thereto, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

“Exchange Rights” shall mean any rights granted to limited partners of Washington Prime Group, L.P., an Indiana limited partnership (including pursuant to any Exchange Rights Agreement) to exchange (subject to the Ownership Limit) limited partnership interests in such Partnership for shares of Capital Stock or cash at the option of the Corporation.

“Independent Director” shall mean a director of the Corporation who is neither an employee of the Corporation nor a member (or an affiliate of a member) of the Simon Family Group.

“Market Price” of any class of Capital Stock on any date shall mean the average Closing Price (as defined below) of such security for the twenty consecutive Trading Days (as defined below) ending on the Trading Day immediately preceding the day in question; the “Closing Price” shall mean the last sale price for a such security as shown on the New York Stock Exchange Composite Transactions Tape, or if no such sale has taken place on such day, then the average of the closing bid and ask prices for such security on the New York Stock Exchange, or if such security is not listed or admitted to trading on the New York Stock Exchange, then on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, then on the Nasdaq National Market, or, if such security is not quoted on the Nasdaq National Market, then the average of the closing bid and ask prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for such purposes; and “Trading Day” shall mean a day on which the New York Stock Exchange or, if such security is not listed or admitted to trading thereon, the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not so listed or admitted, then any day that is not a Saturday, Sunday or other day on which depositary institutions in the City of New York are authorized or obligated by law to close.

“Option” shall mean any options, rights, warrants or convertible or exchangeable securities containing the right to subscribe for, purchase or receive upon exchange or conversion shares of Capital Stock.

“Ownership Limit” shall mean (x) in the case of any member of the Simon Family Group, 18.0%, and (y) in the case of any other Person, 8.0%, in each case, of any class of Capital Stock, or any combination thereof, determined by (i) number of shares outstanding, (ii) voting power, or (iii) value (as determined by the Board of Directors), whichever produces the smallest holding of Capital Stock under the three methods, computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under outstanding Options and Exchange Rights that have not been exercised.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as the term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Purported Beneficial Holder” shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the Person for whom the Purported Record Holder held shares that were, pursuant to subparagraph (a)(3) of this Article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Common Stock or Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

“Purported Record Holder” shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the record holder of the shares that were, pursuant to subparagraph (a)(3) of this Article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Common Stock or the Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

“Qualified Charitable Organization” shall mean (i) any entity which would be exempt from federal income under Section 501(c)(3) of the Code and to which contributions are deductible under Section 170 of the Code or (ii) any federal, state or local government entity.

“Restriction Termination Date” shall mean the first day after Corporation’s status as a REIT shall have been terminated by the Board of Directors and the shareholders of the Corporation.

“Simon Family Group” shall mean Melvin Simon, Herbert Simon and David Simon, other members of the immediate family of any of the foregoing, any other lineal descendants of any of the foregoing, any estates of any of the foregoing, any trust established for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing.

“Trading Day” shall mean, with respect to any class of Capital Stock, a day on which the principal national securities exchange on which such class of Capital Stock is listed or admitted to trading is open for the transaction of business or, if such class of Capital Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer” shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option (including an option to acquire an Option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

“Trust” shall mean the trust created pursuant to subparagraph (b)(1) of this Article NINTH.

“Trustee” shall mean any trustee for the Trust (or any successor trustee) appointed from time to time by the Corporation; provided, however, during any period in which Excess Stock is issued and outstanding the Corporation shall undertake to appoint trustees of the Trust which trustees are unaffiliated with the Corporation.

“Undesignated Excess Stock” shall have the meaning set forth in subparagraph (b)(3) of this Article NINTH.

“Units” shall mean units representing limited partnership interests in Washington Prime Group, L.P.

(2)

(A)                               Except as provided in subparagraph (a)(9) of this Article NINTH, prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of the outstanding Capital Stock in excess of the Ownership Limit.

(B)                               Except as provided in subparagraph (a)(9) of this Article NINTH, prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Capital Stock which would be otherwise Beneficially or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

(C)                               Except as provided in subparagraph (a)(9) of this Article NINTH, prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Capital Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

(D)                               Except as provided in subparagraph (a)(9) of this Article NINTH, prior to the Restriction Termination Date, any Transfer of shares or other event or transaction involving Capital Stock that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares or other event or transaction of Capital Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

(3)

(A)                               If, notwithstanding the other provisions contained in this Article NINTH, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event such that any Person would Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit, then, except as otherwise provided in subparagraph (a)(9), each such share of Common Stock or Preferred Stock which, when taken together with all other Capital Stock, would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) below and such shares of Excess Stock shall be automatically transferred to the Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

(B)                               If, notwithstanding the other provisions contained in this Article NINTH, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then each share of Common Stock or Preferred Stock being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all other Capital Stock, the Corporation to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) of this Article NINTH, and such shares of Excess Stock shall be automatically transferred to Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

(C)                               Upon conversion of Common Stock or Preferred Stock into Excess Stock pursuant to this subparagraph (a)(3) of this Article NINTH, Common Stock shall be converted into Excess Common Stock and Preferred Stock shall be converted into Excess Preferred Stock.

(4)                                 If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (a)(2) of this Article NINTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, the Board of Directors or its designees may take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership or Constructive Ownership) in violation of subparagraphs (a)(2)(A), (B), (C) and (D) of this Article NINTH shall be void ab initio and any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership or Constructive Ownership) in violation of subparagraphs (a)(2)(A), (B), and (D) shall automatically result in the conversion described in subparagraph (a)(3), irrespective of any action (or non-action) by the Board of Directors or its designees.

(5)                                 Any Person who acquires or attempts to acquire shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, or any Person who is a transferee such that Excess Stock results under subparagraph (a)(3) of this Article NINTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT.

(6)                                 Prior to the Restriction Termination Date:

(A)                               Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Capital Stock of the Corporation shall, before January 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the general ownership structure of such Beneficial Owner or Constructive Owner, the number of shares of each class of Capital Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held.

(B)                               Each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide on demand to the Corporation such information as the Corporation may request from time to time in order to determine the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit.

(7)                                 Subject to subparagraph (a)(12) of this Article NINTH, nothing contained in this Article NINTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit.

(8)                                 In the case of an ambiguity in the application of any of the provisions of subparagraph (a) of this Article NINTH, including any definition contained in subparagraph (a)(1), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph (a) with respect to any situation based on the facts known to it.

(9)                                 The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel in each case to the effect that the restrictions contained in subparagraphs (a)(2)(A), (B), (C) and (D) of this Article NINTH will not be violated, may exempt a Person from the Ownership Limit:

(A)                               (i) if such Person is not an individual for purposes of Section 542(a)(2) of the Code, or (ii) if such Person is an underwriter which participates in a public offering of Common Stock or Preferred Stock for a period of 90 days following the purchase by such underwriter of the Common Stock or Preferred Stock, or (iii) in such other circumstances which the Board of Directors determines are appropriately excepted from the Ownership Limit, and

(B)                               the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership and Constructive Ownership of Capital Stock will violate the Ownership Limit and agrees that any violation or attempted violation will result in such Common Stock or Preferred Stock being converted into shares of Excess Stock in accordance with subparagraph (a)(3) of this Article NINTH.

(10)                          Until the Restriction Termination Date, each certificate for the respective class of Capital Stock shall bear the following legend:

The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Transfers in contravention of such restrictions shall be void ab initio. Except as otherwise determined by the Board of Directors of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 8.0% (other than members of the Simon Family Group, whose relevant percentage is 18.0%) of the value of any class of outstanding Capital Stock of the Corporation, or any combination thereof, determined as provided in the Corporation’s Amended and Restated Articles of Incorporation, as the same may be amended from time to time (the “Articles”), and computed with regard to all outstanding shares of Capital Stock, and, to the extent provided by the Code, all shares of Capital Stock issuable under existing Options and Exchange Rights that have not been exercised; or (2) Beneficially Own Capital Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code. Unless so excepted, any acquisition of Capital Stock and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the shares of Capital Stock represented hereby will be automatically converted into shares of Excess Stock and will be transferred to the Trustee to be held in trust for the benefit of one or more Qualified Charitable Organizations, whereupon such Person shall forfeit all rights and interests in such Excess Stock. In addition, certain Beneficial Owners or Constructive Owners must give written notice as to certain information on demand and on an annual basis. All capitalized terms in this legend have the meanings defined in the Articles. The Corporation will mail without charge to any requesting shareholder a copy of the Articles, including the express terms of each class and series of the authorized capital stock of the Corporation, within five days after receipt of a written request therefor.

(11)                          If any provision of this Article NINTH or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(12)                          Nothing in this Article NINTH shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

(b)

(1)                                 Upon any purported Transfer or other event that results in Excess Stock pursuant to subparagraph (a)(3) of this Article NINTH, such Excess Stock shall be deemed to have been transferred to the Trustee as trustee of the Trust for the exclusive benefit of one or more Qualifying Charitable Organizations as are designated from time to time by the Board of Directors with respect to such Excess Stock. Shares of Excess Stock held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee or Purported Record Holder and the Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Stock, except such rights to certain proceeds upon Transfer of shares of Excess Stock or upon any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation as are expressly set forth herein.

(2)                                 Excess Common Stock shall be entitled to dividends in an amount equal to any dividends which are declared and paid with respect to shares of Common Stock from which such shares of Excess Common Stock were converted. Excess Preferred Stock shall be entitled to dividends in an amount equal to any dividends which are declared and paid with respect to shares of Preferred Stock from which such shares of Excess Preferred Stock were converted. Any dividend or distribution paid prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Common Stock or Excess Preferred Stock, as the case may be, shall be repaid to the Corporation upon demand for delivery to the Trustee. The recipient of such dividend shall be personally liable to the Trust for such dividend. Any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Common Stock or Preferred Stock and shall automatically be deemed to have been declared and paid with respect to the shares of Excess Common Stock or Excess Preferred Stock, as the case may be, into which such shares of Common Stock or Preferred Stock shall have been converted.

(3)                                 In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, (I) subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors and the preferential rights of the Excess Preferred Stock, if any, each holder of shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock that portion of the assets of the Corporation available for distribution to the holders of Common Stock or Excess Common Stock as the number of shares of the Excess Common Stock held by such holder bears to the total number of shares of Common Stock and the number of shares of Excess Common Stock then outstanding and (II) each holder of shares of Excess Preferred Stock shall be entitled to receive that portion of the assets of the Corporation which a holder of the shares of Preferred Stock that were converted into such shares of Excess Preferred Stock would have been entitled to receive had such shares of Preferred Stock remained outstanding. Notwithstanding the foregoing, distributions shall not be made to holders of Excess Stock except in accordance with the following sentence. The Corporation shall distribute to the Trustee, as holder of the Excess Stock in trust, on behalf of the Beneficiaries any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation. Following any such distribution, the Trustee shall distribute such proceeds between the Purported Record Transferee or Purported Record Holder, as appropriate, and the Qualified Charitable Organizations which are Beneficiaries in accordance with procedure for distribution of proceeds upon Transfer of Excess Stock set forth in subparagraph (b)(5) of this Article NINTH; provided, however, that with respect to any Excess Stock as to which no Beneficiary shall have been determined within 10 days following the date upon which the Corporation is prepared to distribute assets (“Undesignated Excess Stock”), any assets that would have been distributed on account of such Undesignated Excess Stock had a Beneficiary been determined shall be distributed to the holders of Common Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Common Stock, or to the holders of Preferred Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Preferred Stock as determined in the sole discretion of the Board of Directors.

(4)                                 Excess Common Stock shall be entitled to such voting rights as are ascribed to shares of Common Stock from which such shares of Excess Common Stock were converted. Excess Preferred Stock shall be entitled to such voting rights as are ascribed to shares of Preferred Stock from which such shares of Excess Preferred Stock were converted. Any voting rights exercised prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Common Stock or Excess Preferred Stock, as the case may be, shall be rescinded and recast as determined by the Trustee.

(5)                                 (A) Following the expiration of the ninety day period referred to in subparagraph (b)(6) of this Article NINTH, Excess Stock shall be transferable by the Trustee to any Person whose Beneficial Ownership or Constructive Ownership of shares of Capital Stock outstanding, after giving effect to such Transfer, would not result in the shares of Excess Stock proposed to be transferred constituting Excess Stock in the hands of the proposed transferee. A Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder shall have no rights whatsoever in such Excess Stock, except that such Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder, upon completion of such Transfer, shall be entitled to receive the lesser of a price per share for such Excess Stock not in excess (based on the information provided to the Corporation in the notice given pursuant to this subparagraph (b)(5)(A)) of (x) the price per share such Purported Beneficial Transferee paid for the Common Stock or Preferred Stock in the purported Transfer that resulted in the Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Stock (through a gift, devise or other transaction), a price per share of Excess Stock equal to the Market Price of the Common Stock or Preferred Stock on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of any interest in Excess Stock held by the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically converted into such number of shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock shall be transferred of record to the proposed transferee of the Excess Stock. If, notwithstanding the provisions of this Article NINTH, under any circumstances, a Purported Transferee receives an amount for shares of Excess Stock that exceeds the amount provided by the formula set forth above, the Purported Transferee must pay the excess to the Trust. Prior to any Transfer resulting in Common Stock or Preferred Stock being converted into Excess Stock, the Purported Record Transferee and Purported Beneficial Transferee, jointly, or Purported Record Holder and Purported Beneficial Holder, jointly, must give written notice to the Corporation of the date and sale price of the purported Transfer that resulted in Excess Stock or the Market Price on the date of the other event that resulted in

Excess Stock. Prior to a Transfer by the Trustee of any shares of Excess Stock, the intended transferee must give advance notice to the Corporation of the information (after giving effect to the intended Transfer) required under subparagraph (a)(6), and the Corporation must have waived in writing its purchase rights, if any, under subparagraph (b)(6) of this Article NINTH. The Board of Directors may waive the notice requirements of this subparagraph in such circumstances as it deems appropriate.

(B)                               Notwithstanding the foregoing, if the provisions of paragraph (b)(5) of this Article NINTH are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Stock may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Trust, in acquiring or holding such shares of Excess Stock and to hold such shares of Excess Stock in trust on behalf of the Trust.

(6)                                 Shares of Excess Stock shall be deemed to have been offered for sale by the Trust to the Corporation, or its designee, at a price per share of Excess Stock equal to the lesser of:

(A)                               (i) in the case of Excess Stock resulting from a purported Transfer, (x) the price per share of the Common Stock or Preferred Stock in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price of the Common Stock or Preferred Stock at the time of such devise or gift), or (y) in the absence of a notice from the Purported Record Transferee or Purported Record Holder and Purported Beneficial Transferee to the Corporation within ten days after request therefor, such price as may be determined by the Board of Directors in its sole discretion, which price per share of Excess Stock shall be equal to the lowest Market Price of Common Stock or Preferred Stock (whichever resulted in Excess Stock) at any time prior to the date the Corporation, or its designee, accepts such offer; or

(ii) in the case of Excess Stock resulting from an event other than a Purported Transfer, (x) the Market Price of the Common Stock or Preferred Stock on the date of such event, or (y) in the absence of a notice from the Purported Record Holder and Purported Beneficial Holder to the Corporation within ten days after request therefor, such price as may be determined, by the Board of Directors in its sole discretion, which price shall be the lowest Market Price for shares of Common Stock or Preferred Stock (whichever resulted in Excess Stock) at any time from the date of the event resulting in Excess Stock and prior to the date the Corporation, or its designee, accepts such offer, and

(B)                               the Market Price of the Common Stock or Preferred Stock on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such shares of Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph (a)(5) of this Article NINTH.

TENTH: Whenever the Corporation shall have the obligation to purchase Units and shall have the right to choose to satisfy such obligation by purchasing such Units either with cash or with Common Stock, the determination whether to utilize cash or Common Stock to effect such purchase shall be made by majority vote of the Independent Directors, pursuant to Section 23-1-33-1 of the Indiana Business Corporation Law.

ELEVENTH:                        In the event any term, provision, sentence or paragraph of the Articles of the Corporation is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of the Articles, and the balance of the Articles shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of the Articles. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of the Articles in any other jurisdiction.

TWELFTH:                               Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the

Indiana Business Corporation Law or the Corporation’s Articles or Bylaws of the Corporation (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state or federal court located within the State of Indiana.

THIRTEENTH:         Unless otherwise provided in the Articles, the Bylaws of the Corporation may be repealed, altered or amended or new Bylaws of the Corporation adopted (i) at any meeting of the shareholders, either annual or special, by the affirmative vote of two-thirds of all the votes entitled to be cast generally in the election of directors, or (ii) by the affirmative vote of a majority of directors, subject to the power of the shareholders to change or repeal such Bylaws of the Corporation; provided, however, that Section 1.02, Article VIII and Section 9.10 of the Bylaws of the Corporation may only be amended by both the affirmative vote of two-thirds of all the votes entitled to be cast generally in the election of directors and the affirmative vote of a majority of directors.

EXHIBIT A-1

TERMS OF SERIES H CUMULATIVE REDEEMABLE PREFERRED STOCK

The following sets forth the designation and number of shares, and fixes the preferences, limitations and relative voting and other rights of the Series H Cumulative Redeemable Preferred Stock of the Corporation:

Section 1. The shares of such series shall be designated as the “Series H Cumulative Redeemable Preferred Stock” (the “Series H Preferred Stock”) and the number of shares constituting the Series H Preferred Stock shall be 4,000,000. Such shares of Series H Preferred Stock shall have a par value of $0.0001 per share.

Section 2.

A.                                    Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph (A) shall have, for all purposes of the provisions of the Articles of Incorporation in respect of the Series H Preferred Stock, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

Alternative Conversion Consideration. The term “Alternative Conversion Consideration” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Board of Directors. The term “Board of Directors” shall mean the Board of Directors of the Corporation.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Gains Amount. The term “Capital Gains Amount” shall have the meaning set forth in subparagraph (8) of paragraph (B) below.

Change of Control. The term “Change of Control” shall mean: (i) the acquisition by any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition, transaction or series of purchases, mergers or other acquisition transactions of shares of stock of the Corporation entitling that Person to exercise more than 50% of the total voting power of all shares of stock of the Corporation entitled to vote generally in elections of directors (except that such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Change of Control Conversion Date. The term “Change of Control Conversion Date” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Change of Control Conversion Right. The term “Change of Control Conversion Right” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Common Equity. The term “Common Equity” shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock (as defined below), and any other stock of the Corporation, howsoever designated, which have the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

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Common Stock Price. The term “Common Stock Price” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Common Stock. The term “Common Stock” shall mean the Common Stock, $0.0001 par value per share, of the Corporation.

Common Stock Conversion Consideration. The term “Common Stock Conversion Consideration” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Conversion Consideration. The term “Conversion Consideration” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Distribution Payment Date. The term “Distribution Payment Date” shall have the meaning set forth in subparagraph (2) of paragraph (B) below.

Distribution Period. The term “Distribution Period” shall mean the period from, and including, the Original Issue Date to, but not including, the first Distribution Payment Date and thereafter, each quarterly period from, and including, the Distribution Payment Date to, but not including, the next Distribution Payment Date.

Distribution Rate. The term “Distribution Rate” shall have the meaning set forth in subparagraph (1) of paragraph (B) below.

Distribution Record Date. The term “Distribution Record Date” shall mean the date designated by the Board of Directors of the Corporation at the time a distribution is declared, provided, however, that such Distribution Record Date shall be not more than 60 days nor less than 10 days prior to such Distribution Payment Date.

DTC. The term “DTC” shall mean The Depository Trust Company.

Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Exchange Cap. The term “Exchange Cap” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Junior Stock. The term “Junior Stock” shall mean, as the case may be: (i) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any distributions in any Distribution Period unless all distributions required to have been paid or declared and set apart for payment on the Series H Preferred Stock shall have been so paid or declared and set apart for payment; and (ii) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series H Preferred Stock shall have received the entire amount to which such Series H Preferred Stock is entitled upon such liquidation, dissolution or winding up.

Liquidation Preference. The term “Liquidation Preference” shall mean $25.00 per share of Series H Preferred Stock.

Market Price. The term “Market Price” with respect to Stock on any date shall mean the last reported sales price on the principal national securities exchange or consolidated transaction reporting system with respect to such Stock of the relevant class of series on the trading day immediately preceding the relevant date, or if the Stock of the relevant class or series are not then traded on a national securities exchange, the last reported sales price of Stock of the relevant class of series on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Stock of the relevant class or series may be traded, or if the Stock of the relevant class or series are not then traded over any exchange or quotation system, then the market price of the Stock of the relevant class or series on the relevant date as determined in good faith by the Board of Directors or a duly authorized committee thereof.

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NASDAQ. The term “NASDAQ” shall mean the NASDAQ Stock Market.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

NYSE MKT. The term “NYSE MKT” shall mean the NYSE MKT.

Original Issue Date. The term “Original Issue Date” shall mean the date that shares of Series H Preferred Stock are first issued by the Corporation.

Parity Stock. The term “Parity Stock” shall mean, as the case may be: (i) any class or series of stock of the Corporation which is entitled to receive payment of distributions on a parity with the Series H Preferred Stock; or (ii) any class or series of stock of the Corporation which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series H Preferred Stock. The term “Parity Stock” shall include, without limitation, the Series I Preferred Stock and the Series G Preferred Stock.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust classified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, but does not include an underwriter which participates in a public offering of the Series H Preferred Stock, provided that such ownership by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

Preferential Distribution Non-Payment. The term “Preferential Distribution Non-Payment” shall have the meaning set forth in subparagraph (2) of paragraph (G) below.

Preferred Stock Director. The term “Preferred Stock Director” shall have the meaning set forth in subparagraph (2) of paragraph (G) below.

Redemption Date. The term “Redemption Date” shall have the meaning set forth in subparagraph (1) of paragraph (D) below.

Redemption Price. The term “Redemption Price” shall have the meaning set forth in subparagraph (1) of paragraph (D) below.

Redemption Right. The term “Redemption Right” shall have the meaning set forth in subparagraph (1) of paragraph (D) below.

REIT. The term “REIT” shall mean a real estate investment trust under Section 856 of the Code.

Share Cap. The term “Share Cap” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Share Split. The term “Share Split” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Senior Stock. The term “Senior Stock” shall mean, as the case may be: (i) any class or series of stock of the Corporation ranking senior to the Series H Preferred Stock in respect of the right to receive distributions; or (ii) any class or series of stock of the Corporation ranking senior to the Series H Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

Series G Preferred Stock. The term “Series G Preferred Stock” shall mean the Series G Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of the Corporation.

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Series I Preferred Stock. The term “Series I Preferred Stock” shall mean the Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of the Corporation.

Special Optional Redemption Date. The term “Special Optional Redemption Date” shall have the meaning set forth in subparagraph (1) of paragraph (E) below.

Special Optional Redemption Price. The term “Special Optional Redemption Price” shall have the meaning set forth in subparagraph (1) of paragraph (E) below.

Special Optional Redemption Right. The term “Special Optional Redemption Right” shall have the meaning set forth in subparagraph (1) of paragraph (E) below.

Stock. The term “Stock” shall mean transferable stock of the Corporation of any class or series.

Total Distributions. The term “Total Distributions” shall have the meaning set forth in subparagraph (8) of paragraph (B) below.

B.                                    Distributions.

1.                                      The record holders of Series H Preferred Stock shall be entitled to receive cash distributions, when, as and if authorized by the Board of Directors and declared by the Corporation, out of assets legally available for payment of distributions. Such distributions shall be payable quarterly by the Corporation in cash at a rate of 7.5% per annum of the Liquidation Preference (equivalent to $1.875 per share of Series H Preferred Stock per annum) (the “Distribution Rate”).

2.                                      Distributions on Series H Preferred Stock shall accrue and be cumulative at the Distribution Rate from the Original Issue Date or, with respect to shares of Series H Preferred Stock issued after the Original Issue Date, from the Distribution Payment Date (as defined below) immediately preceding the date of issuance thereof. Distributions shall be payable quarterly in arrears when, as and if authorized by the Board of Directors of the Corporation on the 15th day of January, April, July and October of each year (each, a “Distribution Payment Date”), commencing on April 15, 2015. If any Distribution Payment Date occurs on a day that is not a Business Day, any accrued distributions otherwise payable on such Distribution Payment Date shall be paid on the next succeeding Business Day. Any distribution payable on the Series H Preferred Stock, including for any partial Distribution Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be paid to the holders of record of the Series H Preferred Stock as their names shall appear on the share records of the Corporation at the close of business on the Distribution Record Date for such distribution. Distributions in respect of any past Distribution Periods that are in arrears may be declared and paid at any time to holders of record on the Distribution Record Date therefor. Any distribution payment made on Series H Preferred Stock shall be first credited against the earliest accrued but unpaid distribution due which remains payable. After full distributions on the Series H Preferred Stock have been paid or declared and funds set aside for payment for all past distribution periods and for the then current quarter, the holders of Series H Preferred Stock will not be entitled to any further distributions with respect to that quarter. The Series H Preferred Stock shall rank on a parity with the Series I Preferred Stock and the Series G Preferred Stock, as to distributions in the manner and to the extent provided herein.

3.                                      If any shares of Series H Preferred Stock are outstanding, no distributions (other than in Junior Stock) shall be authorized or paid or set apart for payment on any other class or series of Junior Stock or Parity Stock for any period unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Stock for all past Distribution Periods and the then current Distribution Period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series H Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to distributions with the Series H Preferred Stock, all distributions authorized upon the Series H Preferred Stock and any other such class or series of Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share on the Series H Preferred Stock and such class or series of Stock shall

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in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Series H Preferred Stock and such class or series of Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series H Preferred Stock which may be in arrears and holders of Series H Preferred Stock will not be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative distributions on the Series H Preferred Stock as provided above.

4.                                      Unless full cumulative distributions on the Series H Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Junior Stock or Parity Stock shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for other Junior Stock).

5.                                      Notwithstanding anything contained herein to the contrary, no distributions on Series H Preferred Stock shall be authorized by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

6.                                      Notwithstanding anything contained herein to the contrary, distributions on the Series H Preferred Stock, if not paid on the applicable Distribution Payment Date, will accrue without interest whether or not any agreement of the Corporation prohibits payment of such distributions, whether or not distributions are authorized for such Distribution Payment Date, whether or not the Corporation has earnings and whether or not there are assets legally available for the payment of such distributions.

7.                                      If the Board of Directors determines that it is permissible under applicable law and that the distributions will qualify for the dividends paid deduction (within the meaning of Sections 561 and 562 of the Code or any successor provisions thereto), such distributions shall be paid as follows: first, from income of the Corporation other than net capital gains, and the balance, if any, from net capital gains of the Corporation. If the Board of Directors determines, in its sole discretion, that distributions to be paid in accordance with the preceding sentence might not qualify for such dividends paid deduction, or might not be permissible under applicable law, then such distributions shall be paid in a manner determined by the Board of Directors.

8.                                      If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code or any successor revenue code or section) any portion (the “Capital Gains Amount”) of the total dividends (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Stock (the “Total Distributions”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series H Preferred Stock will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series H Preferred Stock for the year and the denominator of which will be the Total Distributions.

C.                                    Distributions Upon Liquidation, Dissolution or Winding Up.

1.                                      Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock as to liquidation preferences, but before any distribution or payment shall be made to the holders of any Junior Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series H Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors in the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid thereon (whether or not declared) to the date

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of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the shares of Series H Preferred Stock shall be cancelled and the holders of Series H Preferred Stock will have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

2.                                      In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid on the Series H Preferred Stock and the corresponding amounts payable on all shares of Parity Stock as to the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series H Preferred Stock and all such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. The Series H Preferred Stock rank on a parity with the Series I Preferred Stock and the Series G Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation. Neither the consolidation or merger of the Corporation into or with another entity nor the dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by incorporation of another corporation to which such assets are distributed, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (C); provided that, in each case, effective provision is made in the articles of incorporation or similar organizational document of the resulting or surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of the Series H Preferred Stock.

3.                                      In determining whether a distribution by dividend, redemption or other acquisition of Stock or otherwise is permitted under Indiana law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

D.                                    Redemption by the Corporation.

1.                                      Except as described in this paragraph (D) and paragraph (E) below, shares of Series H Preferred Stock may not be redeemed prior to August 10, 2017. In addition, to ensure that the Corporation remains qualified as a REIT for federal income tax purposes, the Series H Preferred Stock shall be subject to the provisions of Article NINTH of the Articles of Incorporation and paragraph (G) below. On and after August 10, 2017, the Corporation, at its option (the “Redemption Right”), upon giving notice as provided below, may redeem shares of Series H Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accrued and unpaid distributions on such Series H Preferred Stock to, but not including, the date of such redemption (the “Redemption Price”). Each date fixed for redemption pursuant to this subparagraph (1) of this paragraph (D) is called a “Redemption Date.”

2.                                      In addition to any information required by law or by the applicable rules of any exchange upon which Series H Preferred Stock may be listed or admitted to trading, notice of any redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the Series H Preferred Stock to be redeemed at their respective addressees as they appear on the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series H Preferred Stock except as to any holder to whom the Corporation has failed to give notice or except as to any holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which shares of Series H Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series H Preferred Stock to be redeemed and, if less than all the shares of stock held by the particular holder are to be redeemed, the

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number of shares of Series H Preferred Stock to be redeemed from such holder; (iv) the place or places where certificates for such shares, if any, are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on the Redemption Date.

3.                                      If notice has been mailed in accordance with subparagraph (2) of this paragraph (D), and such notice provides that on or before the Redemption Date specified therein all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, distributions on the Series H Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series H Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed shares without cost to the holder thereof. In the event that the shares of Series H Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such stock shall be required.

4.                                      In case of redemption of less than all of the shares of Series H Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by the Corporation pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares), by lot or by any other equitable method determined by the Board of Directors. In order to facilitate the redemption of shares of Series H Preferred Stock, the Board of Directors may fix a record date for the determination of the stock to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

5.                                      Unless full cumulative distributions on all Series H Preferred Stock shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series H Preferred Stock shall be redeemed unless all outstanding shares of Series H Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series H Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series H Preferred Stock, provided further, however, that the foregoing shall not prevent the purchase or acquisition of Series H Preferred Stock pursuant to Article NINTH of the Articles of Incorporation and paragraph (H) below. Unless full cumulative distributions on all outstanding shares of Series H Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, the Corporation shall not purchase or otherwise acquire directly or indirectly any Series H Preferred Stock (except by conversion into or exchange for stock of the Corporation ranking junior to the Series H Preferred Stock as to distributions and upon liquidation, dissolution or winding up of the affairs of the Corporation).

6.                                      Subject to applicable law and the limitation on purchases when distributions on the Series H Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase Series H Preferred Stock in the open market, by tender or by private agreement.

7.                                      Any funds deposited with a bank or trust company for the purpose of redeeming shares of Series H Preferred Stock shall be irrevocable except that:

a.                                      the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

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b.                                      any balance of monies so deposited by the Corporation and unclaimed by the holders of shares of Series H Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

8.                                      No shares of Series H Preferred Stock may be redeemed except with assets legally available for the payment of the Redemption Price.

9.                                      All shares of Series H Preferred Stock redeemed pursuant to this paragraph (D) shall be retired and shall be reclassified as authorized and unissued preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

E.                                     Special Optional Redemption by the Corporation.

1.                                      Upon the occurrence of a Change of Control, the Corporation will have the option (the “Special Optional Redemption Right”) upon written notice mailed by the Corporation, postage pre-paid, no less than 30 nor more than 60 days prior to the Special Optional Redemption Date (as defined below) and addressed to the holders of record of the Series H Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation, to redeem the Series H Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Price”). No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series H Preferred Stock except as to any holder to whom the Corporation has failed to give notice or except as to any holder to whom notice was defective. If, prior to the Change of Control Conversion Date (as defined below), the Corporation has provided or provides notice of redemption with respect to the Series H Preferred Stock (whether pursuant to paragraph (D) above or this paragraph (E)), the holders of Series H Preferred Stock will not have the conversion right described below in paragraph (F). Each date fixed for redemption pursuant to this subparagraph (1) of this paragraph (E) is called a “Special Optional Redemption Date.”

2.                                      In addition to any information required by law or by the applicable rules of any exchange upon which Series H Preferred Stock may be listed or admitted to trading, the notice described in subparagraph (1) of this paragraph (E) shall state: (i) the Special Optional Redemption Date; (ii) the Special Optional Redemption Price; (iii) the number of shares of Series H Preferred Stock to be redeemed; (iv) the place or places where the certificates for shares of Series H Preferred Stock, to the extent Series H Preferred Stock are certificated, are to be surrendered (if so required in the notice) for payment of the Special Optional Redemption Price; (v) that the shares of Series H Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (vi) that holders of the shares of Series H Preferred Stock to which the notice relates will not be able to tender such shares of Series H Preferred Stock for conversion in connection with the Change of Control and each share of Series H Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the Special Optional Redemption Date instead of converted on the Change of Control Conversion Date; and (vii) that distributions on Series H Preferred Stock to be redeemed will cease to accrue on the Special Optional Redemption Date. If fewer than all of the shares of Series H Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series H Preferred Stock held by such holder to be redeemed.

3.                                      If notice has been mailed in accordance with subparagraph (2) of this paragraph (E), and such notice provides that on or before the Special Optional Redemption Date specified therein all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the stock so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Special Optional Redemption Date,

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distributions on the Series H Preferred Stock so called for redemption shall cease to accrue, and said stock shall no longer be deemed to be outstanding and shall not have the status of Series H Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Special Optional Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares of stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the stock evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed stock without cost to the holder thereof. In the event that the Series H Preferred Stock to be redeemed are uncertificated, such stock shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such stock shall be required.

4.                                      If fewer than all of the outstanding shares of Series H Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares of stock to be redeemed shall be selected by the Corporation pro rata from the holders of record of such shares of stock in proportion to the number of shares of stock held by such holders (with adjustments to avoid redemption of fractional shares of stock), by lot or by any other equitable method determined by the Board of Directors.

5.                                      Any funds deposited with a bank or trust company for the purpose of redeeming Series H Preferred Stock shall be irrevocable except that:

a.                                      the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any stock redeemed shall have no claim to such interest or other earnings; and

b.                                      any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series H Preferred Stock entitled thereto at the expiration of two years from the applicable Special Optional Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the stock entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

6.                                      No Series H Preferred Stock may be redeemed except with assets legally available for the payment of the Special Optional Redemption Price.

7.                                      All Series H Preferred Stock redeemed pursuant to this paragraph (E) shall be retired and shall be reclassified as authorized and unissued preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

F.                                      Conversion.

The shares of Series H Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this paragraph (F).

1.                                      Upon the occurrence of a Change of Control, each holder of Series H Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem the shares of Series H Preferred Stock pursuant to the Redemption Right or the Special Optional Redemption Right, to convert some or all of the Series H Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of Common Stock per share of Series H Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the Liquidation Preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such

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sum) by (ii) the Common Stock Price (as defined below) and (B) 3.9417 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to shares of Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right in respect of the Series H Preferred Stock will not exceed 15,766,600 in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap (i) shall be increased on a pro rata basis with respect to any additional shares of Series H Preferred Stock designated and authorized for issuance pursuant to any subsequent articles of amendment and (ii) is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Conversion Consideration”), a holder of Series H Preferred Stock shall receive upon conversion of such Series H Preferred Stock the kind and amount of Alternative Conversion Consideration that such holder of Series H Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of Series H Preferred Stock held a number of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series H Preferred Stock shall receive shall be the form and proportion of the aggregate consideration elected by the holders of Common Stock who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with subparagraph (3) of this paragraph (F) below that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to subparagraph (3) of this paragraph (F).

The “Common Stock Price” shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of Common Stock is solely cash, and (ii) the average of the closing prices per share of Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders Common Stock is other than solely cash.

2.                                      No fractional shares of Common Stock shall be issued upon the conversion of Series H Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

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3.                                      Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of Series H Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records and notice shall be provided to the Corporation’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of Series H Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series H Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that, if prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem all or any portion of Series H Preferred Stock, the holder will not be able to convert Series H Preferred Stock and such Series H Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series H Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series H Preferred Stock must follow to exercise the Change of Control Conversion Right.

4.                                      The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to subparagraph (3) of this paragraph (F) above to the holders of Series H Preferred Stock.

5.                                      In order to exercise the Change of Control Conversion Right, a holder of Series H Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the shares of Series H Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series H Preferred Stock to be converted; and (iii) that the shares of Series H Preferred Stock are to be converted pursuant to the applicable terms of the Series H Preferred Stock. Notwithstanding the foregoing, if the shares of Series H Preferred Stock are held in global form, such notice shall comply with applicable procedures of DTC.

6.                                      Holders of Series H Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series H Preferred Stock; (ii) if certificated shares of Series H Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series H Preferred Stock; and (iii) the number of shares of Series H Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series H Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

7.                                      Shares of Series H Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem such shares of Series H Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Corporation elects to redeem shares of Series H Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series H Preferred Stock shall not be so converted and the holders of such stock shall be entitled to receive

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on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the applicable redemption date.

8.                                      The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

9.                                      Notwithstanding anything to the contrary contained herein, no holder of Series H Preferred Stock will be entitled to convert such Series H Preferred Stock into Common Stock to the extent that such conversion would cause such holder (or any other Person) to exceed the share ownership limits contained in the Articles of Incorporation or herein unless the Corporation provides an exemption.

G.                                    Voting Rights.

1.                                      The holders of Series H Preferred Stock shall not be entitled to vote on any matter except as provided in this paragraph (G) or as otherwise expressly required by applicable law.

2.                                      In the event the Corporation shall have failed to authorize and pay or set apart for payment in full the distributions accumulated on the outstanding shares of Series H Preferred Stock for any six or more quarterly Distribution Periods, regardless of whether such quarterly periods are consecutive (a “Preferential Distribution Non-Payment”), the number of directors of the Corporation shall be increased by two and the holders of the outstanding shares of Series H Preferred Stock, voting together as a class with all other classes or series of preferred stock of the Corporation ranking on a parity with the Series H Preferred Stock with respect to distribution rights and then entitled to vote on the election of such additional two directors, shall be entitled to elect such two additional directors until the full distributions accumulated for the past distribution periods and the then current distribution period on all outstanding shares of Series H Preferred Stock have been authorized and paid or set apart for payment. Upon the occurrence of a Preferential Distribution Non-Payment or a vacancy in the office of a Preferred Stock Director (as defined below), the Board of Directors may, and upon the written request of the holders of record of not less than 20% of the holders of the Series H Preferred Stock and all holders of other classes or series of preferred stock of the Corporation ranking on a parity with the Series H Preferred Stock with respect to distribution rights who are then entitled to vote on the election of such additional director or directors shall call a special meeting of such holders for the purpose of electing the additional director or directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 90 days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation and all holders of the Series H Preferred Stock and stock of any other class or series of preferred stock of the Corporation ranking on a parity with the Series H Preferred Stock with respect to distribution rights are afforded the opportunity to elect such additional director or directors (or fill any vacancy) at such annual meeting of shareholders.

If and when all accumulated distributions on the Series H Preferred Stock have been authorized and paid or set aside for payment in full, the holders of the Series H Preferred Stock shall be divested of the special voting rights provided by this subparagraph (2) of paragraph (G), subject to revesting in the event of each and every subsequent Preferential Distribution Non-Payment. Upon termination of such special voting rights attributable to all holders of the Series H Preferred Stock and shares of any other class or series of preferred stock of the Corporation ranking on a parity with the Series H Preferred Stock with respect to distribution rights, the term of office of each director elected by the holders of the Series H Preferred Stock and such parity preferred stock (a “Preferred Stock Director”) pursuant to such special voting rights shall forthwith terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Stock Directors. Any Preferred Stock Director may be removed only by the vote of the holders of record of a majority of the outstanding shares of Series H Preferred Stock and all other series of preferred stock of the Corporation ranking on a parity with the Series H Preferred Stock with respect to distribution rights who would then be entitled to vote in such Preferred Stock Director’s election, voting together as a separate class, at a meeting called for such purpose.

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3.                                      So long as any shares of Series H Preferred Stock are outstanding, the number of directors constituting the entire Board of Directors of the Corporation shall at all times be such that the exercise, by the holders of the Series H Preferred Stock and the holders of preferred stock of the Corporation ranking on a parity with the Series H Preferred Stock with respect to distribution rights, of the right to elect directors under the circumstances provided for in subparagraph (2) of this paragraph (G) will not contravene any provision of the Articles of Incorporation restricting the number of directors which may constitute the entire Board of Directors.

4.                                      Directors elected pursuant to subparagraph (2) of this paragraph (G) shall serve until the earlier of (x) the next annual meeting of the shareholders of the Corporation and the election (by the holders of the Series H Preferred Stock and the holders of preferred stock of the Corporation ranking on a parity with the Series H Preferred Stock with respect to distribution rights) and qualification of their respective successors or (y) the termination of the term of office of each Preferred Stock Director upon the termination of the special voting rights as provided for in subparagraph (2) of this paragraph (G) or as otherwise provided for in subparagraph (2) of this paragraph (G).

5.                                      So long as a Preferential Distribution Non-Payment shall continue, any vacancy in the office of a Preferred Stock Director may be filled by vote of the holders of record of a majority of the outstanding shares of Series H Preferred Stock and all other series of preferred stock ranking on a parity with the Series H Preferred Stock with respect to distribution rights who are then entitled to vote in the election of such Preferred Stock Director as provided above. As long as the Preferential Distribution Non-Payment shall continue, holders of the Series H Preferred Stock shall not, as such shareholders, be entitled to vote on the election or removal of directors other than Preferred Stock Directors, but shall not be divested of any other voting rights provided to such shareholders by these Articles of Amendment.

H.                                   Board of Directors’ Right to Refuse to Transfer Series H Preferred Stock; Limitation on Holdings.

1.                                      The terms and provisions of this paragraph (H) shall apply in addition to, and not in limitation of, the terms and provisions of the Articles of Incorporation applicable to share ownership and transferability of shares, including, but not limited to, Article NINTH.

2.                                      Each Person who owns directly or indirectly more than 5.0% in number or value of the total shares of Series H Preferred Stock outstanding shall, within 30 days after the end of each taxable year, give written notice to the Corporation stating the Person’s name and address, the number of shares of Series H Preferred Stock directly or indirectly owned by such Person, and a description of the manner in which such shares of Series H Preferred Stock are held. For purposes of these Articles of Amendment, the number and value of the total shares of Series H Preferred Stock outstanding shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereunder. In addition, each direct or indirect holder of Series H Preferred Stock, irrespective of such shareholder’s percentage ownership of outstanding Series H Preferred Stock, shall upon demand disclose to the Corporation in writing such information with respect to the direct or indirect ownership of Series H Preferred Stock as the Board of Directors deems necessary from time to time to enable the Board of Directors to determine whether the Corporation complies with Sections 856 through 858 of the Code and any successor or other provisions relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder (the “REIT Provisions of the Code”), to comply with the requirements of any taxing authority or governmental authority or to determine any such compliance with this paragraph (H).

3.                                      If, in the opinion of the Board of Directors, which shall be binding upon any prospective acquiror of shares of Series H Preferred Stock, any proposed transfer or issuance would jeopardize the status of the Corporation as a REIT under the REIT Provisions of the Code, the Board of Directors shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to void any such issuance or cause any such transfer not to occur.

4.                                      Any transfer of shares of Series H Preferred Stock that would result in the shares of Series H Preferred Stock being owned by fewer than 100 persons for purposes of the REIT Provisions of

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the Code shall be null and void and the prospective acquiror shall not be entitled to any rights afforded to owners of Series H Preferred Stock hereunder and shall be deemed never to have had an interest therein. If any transfer of shares of Series H Preferred Stock would: (i) create a direct or indirect owner of Series H Excess Preferred Stock other than a Series H Preferred Excepted Person (as defined below); (ii) create a direct or indirect owner of Series H Preferred Stock in excess of 9.8% of the number or value (whichever is more restrictive) of the total outstanding shares of Series H Preferred Stock; or (iii) result in the Corporation being “closely held” within the meaning of Section 856(h), or any successor section, of the Code, or otherwise cause the Corporation to fail to qualify as a REIT, that number of shares of Series H Preferred Stock which would cause such violation (rounded upward to the nearest whole share, such shares so rounded, the “Excess Stock”) shall be deemed to be automatically transferred to a charitable trust (a “Charitable Trust”) or otherwise, shall be deemed to be void ab initio, to the fullest extent permitted by applicable law, as further described in the Articles of Incorporation.

“Series H Excess Preferred Stock” shall mean ownership of shares of Series H Preferred Stock exceeding 9.8% of the number or the value (whichever is more restrictive) of the total shares of Series H Preferred Stock outstanding by a Person other than a Series H Preferred Excepted Person (as defined below).

“Series H Preferred Excepted Person” shall mean any Person approved by the Board of Directors (or a duly authorized committee), at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of in excess of 9.8% of the number or the value (whichever is more restrictive) of the total shares of Series H Preferred Stock outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Corporation as a REIT under the REIT Provisions of the Code.

5.                                      Notwithstanding subsection (i) of subparagraph (4) above, the Board of Directors may waive or exempt any transfer that results in Series H Excess Preferred Stock if evidence satisfactory to the Board of Directors is presented that such transfer will not then or in the future jeopardize the status of the Corporation as a REIT under the REIT Provisions of the Code. As a condition of a waiver or exemption by the Board of Directors, the intended transferee shall give written notice to the Corporation of the proposed transfer and shall furnish such opinions of counsel, representations, undertakings, agreements and information as may be required by the Board of Directors no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

6.                                      Notwithstanding any transfer of Excess Stock to a Charitable Trust, any Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such shares becoming Excess Stock and (ii) the Market Price (as such term is defined in these Articles of Amendment) of the Series H Preferred Stock on the day the Corporation, or its designee, accepts such offer. If the Corporation exercises its purchase right, prompt payment of the purchase price shall be made in cash by the Corporation in such manner as may be determined by the Board of Directors. From and after the date fixed for purchase by the Board of Directors, and so long as payment of the purchase price for the Series H Preferred Stock to be so redeemed shall have been made or duly provided for, the holder of any Series H Excess Preferred Stock so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares of Series H Preferred Stock, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of shares of Series H Excess Preferred Stock prior to the discovery by the Corporation that the Series H Preferred Stock have been transferred in violation of this paragraph (H) shall be repaid to the Corporation upon demand. The rights granted to the Corporation in this subparagraph (6) shall not limit the effect of, restrictions in, or rights of the Corporation or the Board of Directors under, any other provision of this paragraph (H).

7.                                      Notwithstanding any other provision in these Articles of Amendment, the Articles of Incorporation or the Corporation’s Bylaws, subparagraphs (4), (5), (6) and (7) of this paragraph (H) may not be amended or repealed without the affirmative vote of the holders of not less than two-thirds of the shares of Series H Preferred Stock then outstanding and entitled to vote. If subparagraph (4), (5), (6) or (7) of this paragraph (H) is determined to be void or invalid by virtue of any legal decision, statute, rule or

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regulation, then the acquiror of shares of Series H Preferred Stock in violation of such sections shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring such shares of Series H Preferred Stock on behalf of the Corporation.

8.                                      Subject to subparagraph (12), notwithstanding any other provision of these Articles of Amendment to the contrary, any purported transfer, sale or acquisition of shares of Series H Preferred Stock (whether such purported transfer, sale or acquisition results from the direct or indirect acquisition of ownership of Series H Preferred Stock) which would result in the termination of the status of the Corporation as a real estate investment trust under the REIT Provisions of the Code shall be null and void ab initio. Any such shares of Series H Preferred Stock may be treated by the Board of Directors in the manner prescribed for Series H Excess Preferred Stock in subparagraph (6) of this paragraph (H).

9.                                      Subject to subparagraphs (11) and (12), nothing contained in this paragraph (H) or in any other provision of these Articles of Amendment shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the shareholders by preservation of the Corporation’s status as a real estate investment trust under the REIT Provisions of the Code.

10.                               Subject to subparagraph (11), if any provision of this paragraph (H) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this paragraph (H) may be inconsistent with any other provision of these Articles of Amendment, this paragraph (H) shall be controlling.

11.                               For purposes of these Articles of Amendment, shares of Series H Preferred Stock not owned directly shall be deemed to be owned indirectly by a Person if that Person or a group of which he is a member would be the beneficial owner of such shares of Series H Preferred Stock, as defined in Rule 13d-3 under the Exchange Act and/or would be considered to own such shares of Series H Preferred Stock by reason of the REIT Provisions of the Code.

12.                               Notwithstanding any other provision of paragraph (H), nothing in these Articles of Amendment shall preclude the settlement of transactions entered into through the facilities of the NYSE. The fact that the settlement of any transaction takes place or occurs shall not negate the effect of any other provision of this paragraph (H) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this paragraph (H).

I.                                        Information Rights.

During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series H Preferred Stock are outstanding, the Corporation will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series H Preferred Stock as their names and addresses appear in the record books of the Corporation and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended, and (ii) promptly, upon request, supply copies of such reports to any prospective beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Series H Preferred Stock. The Corporation will mail (or otherwise provide) the information to the holders of Series H Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Exchange Act.

J.                                        Ranking.

With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Corporation, the Series H Preferred Stock rank: (i) senior to the Junior Stock; (ii) on a parity with the Parity Stock, including the Series I Preferred Stock and the Series G Preferred Stock, unless the terms of such other preferred

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stock provide otherwise and, if applicable, the requirements of paragraph (K) hereof have been complied with; and (iii) junior to the Senior Stock.

K.                                    Limitations.

1.                                      So long as any Series H Preferred Stock are outstanding, the Corporation shall not without the affirmative vote, or the written consent, of the holders of at least two-thirds of the total number of outstanding shares of Series H Preferred Stock and shares of any other class or series of preferred stock of the Corporation ranking on a parity with the Series H Preferred Stock, voting as a class:

a.                                      authorize, create or issue, or increase the authorized or issued amount of any class or series of, or rights to subscribe to or acquire any security convertible into, any class or series of stock ranking as to distribution rights or liquidation preference senior to the Series H Preferred Stock, or reclassify any shares into any such stock; or

b.                                      amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of the Articles of Incorporation (including these Articles of Amendment) that would change the preferences, rights or privileges with respect to the Series H Preferred Stock so as to affect the Series H Preferred Stock materially and adversely; but nothing herein contained shall require such a vote or consent: (i) in connection with any increase in the total number of authorized shares under the Articles of Incorporation; (ii) in connection with the authorization or increase of any class or series of stock ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series H Preferred Stock; (iii) in connection with any merger or consolidation in which the Corporation is the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares and no securities convertible into shares ranking as to distribution rights or liquidation preference senior to the Series H Preferred Stock other than the securities of the Corporation outstanding prior to such merger or consolidation; (iv) in connection with any merger or consolidation in which the Corporation is not the surviving entity if, as a result of the merger or consolidation, the holders of Series H Preferred Stock receive shares of stock or other equity securities with preferences, rights and privileges substantially identical to the preferences, rights and privileges of the Series H Preferred Stock and there are outstanding no shares of stock or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to the Series H Preferred Stock other than the securities of the Corporation outstanding prior to such merger or consolidation; (v) in connection with any merger or consolidation in which the holders of the Series H Preferred Stock receive cash in an amount equal to or greater than the Liquidation Preference per share plus all distributions accrued and unpaid thereon (whether or not declared) to the date of such merger or consolidation; or (vi) if, at or prior to the time when the issuance of any such stock ranking senior to the Series H Preferred Stock is to be made or any such change is to take effect, as the case may be, the Series H Preferred Stock have been called for redemption upon proper notice of redemption to occur within 60 days and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series H Preferred Stock, unless the Redemption Price of the Series H Preferred Stock (other than any portion thereof consisting of accrued and unpaid distributions) shall be paid solely from the sale proceeds of such stock ranking senior to the Series H Preferred Stock.

2.                                      Notwithstanding Section (K)(1) above, if any amendment, alteration or repeal of the provisions of the Articles of Incorporation (including these Articles of Amendment), whether by merger, consolidation or otherwise, would materially and adversely affect any preferences, rights or privileges of the Series H Preferred Stock, but not all of the shares of any other class or series of preferred stock of the Corporation ranking on a parity with the Series H Preferred Stock, the affirmative vote, or the written consent, of the holders of at least two-thirds of the total number of outstanding Series H Preferred Stock and all such other similarly affected series or classes, voting as a class, shall be required in lieu of the affirmative vote or written consent that would otherwise be required by Section (K)(1).

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L.                                     Exclusion of Other Rights.

The Series H Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Articles of Incorporation.

M.                                 Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions.

N.                                    Severability of Provisions.

If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series H Preferred Stock set forth in the Articles of Incorporation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series H Preferred Stock set forth in the Articles of Incorporation which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series H Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

O.                                    No Preemptive Rights.

No holder of Series H Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire stock of the Corporation.

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EXHIBIT A-2

TERMS OF SERIES H EXCESS PREFERRED STOCK

The following sets forth the designation and number of shares and fixes the preferences, limitations and relative voting and other rights of the Series H Excess Preferred Stock of the Corporation:

Section 1.  The shares of such series shall be designated as the “Series H Excess Preferred Stock.”  Such series shall be deemed a series of Excess Stock as defined in ARTICLE FOURTH of the Corporation’s Amended and Restated Articles of Incorporation (the “Restated Articles”), which corresponds to the series of preferred stock designated as the Series H Cumulative Redeemable Preferred Stock (the “Series H Preferred Stock”) pursuant to the Articles of Amendment filed on January 14, 2015, with the Indiana Secretary of State (the “Series H Designation”).   The number of shares of Series H Excess Preferred Stock hereby designated shall be 4,000,000. Such shares of Series H Excess Preferred Stock shall have a par value of $0.0001 per share.

Section 2.  Shares of Series H Excess Preferred Stock shall only be issued upon the conversion of shares of Series H Preferred Stock in accordance with ARTICLE NINTH of the Restated Articles (“ARTICLE NINTH”), and shall be subject to the restrictions on transfer and the requirements of, and procedures governing, any deemed transfer to the Trustee as trustee of a Trust, both such terms as defined in ARTICLE NINTH.

Section 3.  Except as expressly provided otherwise in ARTICLE NINTH, the Series H Excess Preferred Stock shall have the same rights as to distributions and voting as the Series H Preferred Stock. The Series H Excess Preferred Stock shall be entitled to the same Liquidation Preference (as defined in the Series H Designation) as the Series H Preferred Stock and shall be on a parity with any class or series of stock of the Corporation which is entitled to receive assets upon liquidation, dissolution or winding up of the Corporation on a parity with the Series H Excess Preferred Stock, including, without limitation, the Series H Preferred Stock, the Series I Cumulative Redeemable Preferred Stock and the Series I Excess Preferred Stock.  The Series H Excess Preferred Stock shall be entitled to the same conversion and redemption rights and shall be subject to the same repurchase provisions as the Series H Preferred Stock, as set forth in the Series H Designation, and shall also be subject to conversion, repurchase by the Corporation and transfer by the Trustee in accordance with ARTICLE NINTH.

Section 4.  In the case of an ambiguity or conflict between the terms of the Series H Designation and the provisions of ARTICLE NINTH with respect to the Series H Excess Preferred Stock, the Board of Directors shall have the power to resolve any such ambiguity or conflict and determine the application of the provisions of the Series H Designation and ARTICLE NINTH with respect to any situation that may hereafter arise.

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EXHIBIT B-1

TERMS OF SERIES I CUMULATIVE REDEEMABLE PREFERRED STOCK

The following sets forth the designation and number of shares, and fixes the preferences, limitations and relative voting and other rights of the Series I Cumulative Redeemable Preferred Stock of the Corporation:

Section 1. The shares of such series shall be designated as the “Series I Cumulative Redeemable Preferred Stock” (the “Series I Preferred Stock”) and the number of shares constituting the Series I Preferred Stock shall be 3,800,000. Such shares of Series I Preferred Stock shall have a par value of $0.0001 per share.

Section 2.

A.                                    Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph (A) shall have, for all purposes of the provisions of the Articles of Incorporation in respect of the Series I Preferred Stock, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

Alternative Conversion Consideration. The term “Alternative Conversion Consideration” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Board of Directors. The term “Board of Directors” shall mean the Board of Directors of the Corporation.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Gains Amount. The term “Capital Gains Amount” shall have the meaning set forth in subparagraph (8) of paragraph (B) below.

Change of Control. The term “Change of Control” shall mean: (i) the acquisition by any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition, transaction or series of purchases, mergers or other acquisition transactions of shares of stock of the Corporation entitling that Person to exercise more than 50% of the total voting power of all shares of stock of the Corporation entitled to vote generally in elections of directors (except that such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Change of Control Conversion Date. The term “Change of Control Conversion Date” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Change of Control Conversion Right. The term “Change of Control Conversion Right” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Common Equity. The term “Common Equity” shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock (as defined below), and any other stock of the Corporation, howsoever designated, which have the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

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Common Stock Price. The term “Common Stock Price” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Common Stock. The term “Common Stock” shall mean the Common Stock, $0.0001 par value per share, of the Corporation.

Common Stock Conversion Consideration. The term “Common Stock Conversion Consideration” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Conversion Consideration. The term “Conversion Consideration” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Distribution Payment Date. The term “Distribution Payment Date” shall have the meaning set forth in subparagraph (2) of paragraph (B) below.

Distribution Period. The term “Distribution Period” shall mean the period from, and including, the Original Issue Date to, but not including, the first Distribution Payment Date and thereafter, each quarterly period from, and including, the Distribution Payment Date to, but not including, the next Distribution Payment Date.

Distribution Rate. The term “Distribution Rate” shall have the meaning set forth in subparagraph (1) of paragraph (B) below.

Distribution Record Date. The term “Distribution Record Date” shall mean the date designated by the Board of Directors of the Corporation at the time a distribution is declared, provided, however, that such Distribution Record Date shall be not more than 60 days nor less than 10 days prior to such Distribution Payment Date.

DTC. The term “DTC” shall mean The Depository Trust Company.

Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Exchange Cap. The term “Exchange Cap” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Junior Stock. The term “Junior Stock” shall mean, as the case may be: (i) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any distributions in any Distribution Period unless all distributions required to have been paid or declared and set apart for payment on the Series I Preferred Stock shall have been so paid or declared and set apart for payment; and (ii) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series I Preferred Stock shall have received the entire amount to which such Series I Preferred Stock is entitled upon such liquidation, dissolution or winding up.

Liquidation Preference. The term “Liquidation Preference” shall mean $25.00 per share of Series I Preferred Stock.

Market Price. The term “Market Price” with respect to Stock on any date shall mean the last reported sales price on the principal national securities exchange or consolidated transaction reporting system with respect to such Stock of the relevant class of series on the trading day immediately preceding the relevant date, or if the Stock of the relevant class or series are not then traded on a national securities exchange, the last reported sales price of Stock of the relevant class of series on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Stock of the relevant class or series may be traded, or if the Stock of the relevant class or series are not then traded over any exchange or quotation system, then the market price of the Stock of the relevant class or series on the relevant date as determined in good faith by the Board of Directors or a duly authorized committee thereof.

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NASDAQ. The term “NASDAQ” shall mean the NASDAQ Stock Market.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

NYSE MKT. The term “NYSE MKT” shall mean the NYSE MKT.

Original Issue Date. The term “Original Issue Date” shall mean the date that shares of Series I Preferred Stock are first issued by the Corporation.

Parity Stock. The term “Parity Stock” shall mean, as the case may be: (i) any class or series of stock of the Corporation which is entitled to receive payment of distributions on a parity with the Series I Preferred Stock; or (ii) any class or series of stock of the Corporation which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series I Preferred Stock. The term “Parity Stock” shall include, without limitation, the Series G Preferred Stock and the Series H Preferred Stock.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust classified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, but does not include an underwriter which participates in a public offering of the Series I Preferred Stock, provided that such ownership by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

Preferential Distribution Non-Payment. The term “Preferential Distribution Non-Payment” shall have the meaning set forth in subparagraph (2) of paragraph (G) below.

Preferred Stock Director. The term “Preferred Stock Director” shall have the meaning set forth in subparagraph (2) of paragraph (G) below.

Redemption Date. The term “Redemption Date” shall have the meaning set forth in subparagraph (1) of paragraph (D) below.

Redemption Price. The term “Redemption Price” shall have the meaning set forth in subparagraph (1) of paragraph (D) below.

Redemption Right. The term “Redemption Right” shall have the meaning set forth in subparagraph (1) of paragraph (D) below.

REIT. The term “REIT” shall mean a real estate investment trust under Section 856 of the Code.

Share Cap. The term “Share Cap” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Share Split. The term “Share Split” shall have the meaning set forth in subparagraph (1) of paragraph (F) below.

Senior Stock. The term “Senior Stock” shall mean, as the case may be: (i) any class or series of stock of the Corporation ranking senior to the Series I Preferred Stock in respect of the right to receive distributions; or (ii) any class or series of stock of the Corporation ranking senior to the Series I Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

Series G Preferred Stock. The term “Series G Preferred Stock” shall mean the Series G Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of the Corporation.

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Series H Preferred Stock. The term “Series H Preferred Stock” shall mean the Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of the Corporation.

Special Optional Redemption Date. The term “Special Optional Redemption Date” shall have the meaning set forth in subparagraph (1) of paragraph (E) below.

Special Optional Redemption Price. The term “Special Optional Redemption Price” shall have the meaning set forth in subparagraph (1) of paragraph (E) below.

Special Optional Redemption Right. The term “Special Optional Redemption Right” shall have the meaning set forth in subparagraph (1) of paragraph (E) below.

Stock. The term “Stock” shall mean transferable stock of the Corporation of any class or series.

Total Distributions. The term “Total Distributions” shall have the meaning set forth in subparagraph (8) of paragraph (B) below.

B.                                    Distributions.

1.                                      The record holders of Series I Preferred Stock shall be entitled to receive cash distributions, when, as and if authorized by the Board of Directors and declared by the Corporation, out of assets legally available for payment of distributions. Such distributions shall be payable quarterly by the Corporation in cash at a rate of 6.875% per annum of the Liquidation Preference (equivalent to $1.71875 per share of Series I Preferred Stock per annum) (the “Distribution Rate”).

2.                                      Distributions on Series I Preferred Stock shall accrue and be cumulative at the Distribution Rate from the Original Issue Date or, with respect to shares of Series I Preferred Stock issued after the Original Issue Date, from the Distribution Payment Date (as defined below) immediately preceding the date of issuance thereof. Distributions shall be payable quarterly in arrears when, as and if authorized by the Board of Directors of the Corporation on the 15th day of January, April, July and October of each year (each, a “Distribution Payment Date”), commencing on April 15, 2015. If any Distribution Payment Date occurs on a day that is not a Business Day, any accrued distributions otherwise payable on such Distribution Payment Date shall be paid on the next succeeding Business Day. Any distribution payable on the Series I Preferred Stock, including for any partial Distribution Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be paid to the holders of record of the Series I Preferred Stock as their names shall appear on the share records of the Corporation at the close of business on the Distribution Record Date for such distribution. Distributions in respect of any past Distribution Periods that are in arrears may be declared and paid at any time to holders of record on the Distribution Record Date therefor. Any distribution payment made on Series I Preferred Stock shall be first credited against the earliest accrued but unpaid distribution due which remains payable. After full distributions on the Series I Preferred Stock have been paid or declared and funds set aside for payment for all past distribution periods and for the then current quarter, the holders of Series I Preferred Stock will not be entitled to any further distributions with respect to that quarter. The Series I Preferred Stock shall rank on a parity with the Series G Preferred Stock and the Series H Preferred Stock, as to distributions in the manner and to the extent provided herein.

3.                                      If any shares of Series I Preferred Stock are outstanding, no distributions (other than in Junior Stock, or as part of the consideration in connection with a redemption, purchase or other acquisition as permitted in subparagraph (4) of paragraph (B) below) shall be authorized or paid or set apart for payment on any other class or series of Junior Stock or Parity Stock for any period unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series I Preferred Stock for all past Distribution Periods and the then current Distribution Period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series I Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to distributions with the Series I Preferred Stock, all distributions authorized upon the Series I Preferred Stock and any other such class or series of Preferred Stock shall be

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authorized pro rata so that the amount of distributions authorized per share on the Series I Preferred Stock and such class or series of Stock shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Series I Preferred Stock and such class or series of Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series I Preferred Stock which may be in arrears and holders of Series I Preferred Stock will not be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative distributions on the Series I Preferred Stock as provided above.

4.                                      Unless full cumulative distributions on the Series I Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Junior Stock or Parity Stock shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by (i) conversion into or exchange for other Junior Stock or (ii) a purchase of Series I Excess Preferred Stock relating to the Corporation’s continuing qualification as a REIT (or substantially similar provisions relating to other stock of the Corporation’s capital stock) or otherwise to ensure the Corporation’s continued REIT status).

5.                                      Notwithstanding anything contained herein to the contrary, no distributions on Series I Preferred Stock shall be authorized by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

6.                                      Notwithstanding anything contained herein to the contrary, distributions on the Series I Preferred Stock, if not paid on the applicable Distribution Payment Date, will accrue without interest whether or not any agreement of the Corporation prohibits payment of such distributions, whether or not distributions are authorized for such Distribution Payment Date, whether or not the Corporation has earnings and whether or not there are assets legally available for the payment of such distributions.

7.                                      If the Board of Directors determines that it is permissible under applicable law and that the distributions will qualify for the dividends paid deduction (within the meaning of Sections 561 and 562 of the Code or any successor provisions thereto), such distributions shall be paid as follows: first, from income of the Corporation other than net capital gains, and the balance, if any, from net capital gains of the Corporation. If the Board of Directors determines, in its sole discretion, that distributions to be paid in accordance with the preceding sentence might not qualify for such dividends paid deduction, or might not be permissible under applicable law, then such distributions shall be paid in a manner determined by the Board of Directors.

8.                                      If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code or any successor revenue code or section) any portion (the “Capital Gains Amount”) of the total dividends (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Stock (the “Total Distributions”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series I Preferred Stock will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series I Preferred Stock for the year and the denominator of which will be the Total Distributions.

C.                                    Distributions Upon Liquidation, Dissolution or Winding Up.

1.                                      Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock as to liquidation preferences, but before any distribution or payment shall be made to the holders of any Junior Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation,

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the holders of Series I Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors in the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid thereon (whether or not declared) to the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the shares of Series I Preferred Stock shall be cancelled and the holders of Series I Preferred Stock will have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

2.                                      In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid on the Series I Preferred Stock and the corresponding amounts payable on all shares of Parity Stock as to the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series I Preferred Stock and all such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. The Series I Preferred Stock rank on a parity with the Series G Preferred Stock and the Series H Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation. Neither the consolidation or merger of the Corporation into or with another entity nor the dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by incorporation of another corporation to which such assets are distributed, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (C); provided that, in each case, effective provision is made in the articles of incorporation or similar organizational document of the resulting or surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of the Series I Preferred Stock.

3.                                      In determining whether a distribution by dividend, redemption or other acquisition of Stock or otherwise is permitted under Indiana law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

D.                                    Redemption by the Corporation.

1.                                      Except as described in this paragraph (D) and paragraph (E) below, shares of Series I Preferred Stock may not be redeemed prior to March 27, 2018. In addition, to ensure that the Corporation remains qualified as a REIT for federal income tax purposes, the Series I Preferred Stock shall be subject to the provisions of Article NINTH of the Articles of Incorporation and paragraph (G) below. On and after March 27, 2018, the Corporation, at its option (the “Redemption Right”), upon giving notice as provided below, may redeem shares of Series I Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accrued and unpaid distributions on such Series I Preferred Stock to, but not including, the date of such redemption (the “Redemption Price”). Each date fixed for redemption pursuant to this subparagraph (1) of this paragraph (D) is called a “Redemption Date.”

2.                                      In addition to any information required by law or by the applicable rules of any exchange upon which Series I Preferred Stock may be listed or admitted to trading, notice of any redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the Series I Preferred Stock to be redeemed at their respective addressees as they appear on the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series I Preferred Stock except as to any holder to whom the Corporation has failed to give notice or except as to any holder to whom notice

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was defective. In addition to any information required by law or by the applicable rules of any exchange upon which shares of Series I Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series I Preferred Stock to be redeemed and, if less than all the shares of stock held by the particular holder are to be redeemed, the number of shares of Series I Preferred Stock to be redeemed from such holder; (iv) the place or places where certificates for such shares, if any, are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on the Redemption Date.

3.                                      If notice has been mailed in accordance with subparagraph (2) of this paragraph (D), and such notice provides that on or before the Redemption Date specified therein all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, distributions on the Series I Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series I Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed shares without cost to the holder thereof. In the event that the shares of Series I Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such stock shall be required.

4.                                      In case of redemption of less than all of the shares of Series I Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by the Corporation pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares), by lot or by any other equitable method determined by the Board of Directors. In order to facilitate the redemption of Series I Preferred Stock, the Board of Directors may fix a record date for the determination of the stock to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

5.                                      Unless full cumulative distributions on all Series I Preferred Stock shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series I Preferred Stock shall be redeemed unless all outstanding shares of Series I Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any Series I Preferred Stock except by (i) conversion into or exchange for other Junior Stock, or (ii) a purchase of Series I Excess Preferred Stock relating to the Corporation’s continuing qualification as a REIT (or substantially similar provisions relating to other stock of the Corporation’s capital stock) or otherwise to ensure the Corporation’s continued REIT status; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series I Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series I Preferred Stock, provided further, however, that the foregoing shall not prevent the purchase or acquisition of Series I Preferred Stock pursuant to Article NINTH of the Articles of Incorporation and paragraph (H) below.

6.                                      Notwithstanding anything in paragraphs (D), (E) and (H) herein or otherwise, subject to applicable law and the limitation on purchases when distributions on the Series I Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase Series I Preferred Stock in the open market, by tender or by private agreement.

7.                                      Any funds deposited with a bank or trust company for the purpose of redeeming shares of Series I Preferred Stock shall be irrevocable except that:

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a.                                      the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

b.                                      any balance of monies so deposited by the Corporation and unclaimed by the holders of shares of Series I Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

8.                                      No shares of Series I Preferred Stock may be redeemed except with assets legally available for the payment of the Redemption Price.

9.                                      All shares of Series I Preferred Stock redeemed pursuant to this paragraph (D) shall be retired and shall be reclassified as authorized and unissued preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

E.                                     Special Optional Redemption by the Corporation.

1.                                      Upon the occurrence of a Change of Control, the Corporation will have the option (the “Special Optional Redemption Right”) upon written notice mailed by the Corporation, postage pre-paid, no less than 30 nor more than 60 days prior to the Special Optional Redemption Date (as defined below) and addressed to the holders of record of the Series I Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation, to redeem the Series I Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Price”). No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series I Preferred Stock except as to any holder to whom the Corporation has failed to give notice or except as to any holder to whom notice was defective. If, prior to the Change of Control Conversion Date (as defined below), the Corporation has provided or provides notice of redemption with respect to the Series I Preferred Stock (whether pursuant to paragraph (D) above or this paragraph (E)), the holders of Series I Preferred Stock will not have the conversion right described below in paragraph (F). Each date fixed for redemption pursuant to this subparagraph (1) of this paragraph (E) is called a “Special Optional Redemption Date.”

2.                                      In addition to any information required by law or by the applicable rules of any exchange upon which Series I Preferred Stock may be listed or admitted to trading, the notice described in subparagraph (1) of this paragraph (E) shall state: (i) the Special Optional Redemption Date; (ii) the Special Optional Redemption Price; (iii) the number of shares of Series I Preferred Stock to be redeemed; (iv) the place or places where the certificates for shares of Series I Preferred Stock, to the extent Series I Preferred Stock are certificated, are to be surrendered (if so required in the notice) for payment of the Special Optional Redemption Price; (v) that the shares of Series I Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (vi) that holders of the shares of Series I Preferred Stock to which the notice relates will not be able to tender such shares of Series I Preferred Stock for conversion in connection with the Change of Control and each share of Series I Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the Special Optional Redemption Date instead of converted on the Change of Control Conversion Date; and (vii) that distributions on Series I Preferred Stock to be redeemed will cease to accrue on the Special Optional Redemption Date. If fewer than all of the shares of Series I Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series I Preferred Stock held by such holder to be redeemed.

3.                                      If notice has been mailed in accordance with subparagraph (2) of this paragraph (E), and such notice provides that on or before the Special Optional Redemption Date specified therein all funds

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necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the stock so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Special Optional Redemption Date, distributions on the Series I Preferred Stock so called for redemption shall cease to accrue, and said stock shall no longer be deemed to be outstanding and shall not have the status of Series I Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Special Optional Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the stock evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed stock without cost to the holder thereof. In the event that the Series I Preferred Stock to be redeemed are uncertificated, such stock shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such stock shall be required.

4.                                      If fewer than all of the outstanding shares of Series I Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares of stock to be redeemed shall be selected by the Corporation pro rata from the holders of record of such shares of stock in proportion to the number of shares of stock held by such holders (with adjustments to avoid redemption of fractional shares of stock), by lot or by any other equitable method determined by the Board of Directors.

5.                                      Any funds deposited with a bank or trust company for the purpose of redeeming Series I Preferred Stock shall be irrevocable except that:

a.                                      the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any stock redeemed shall have no claim to such interest or other earnings; and

b.                                      any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series I Preferred Stock entitled thereto at the expiration of two years from the applicable Special Optional Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the stock entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

6.                                      No Series I Preferred Stock may be redeemed except with assets legally available for the payment of the Special Optional Redemption Price.

7.                                      All Series I Preferred Stock redeemed pursuant to this paragraph (E) shall be retired and shall be reclassified as authorized and unissued preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

F.                                      Conversion.

The shares of Series I Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this paragraph (F).

1.                                      Upon the occurrence of a Change of Control, each holder of Series I Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem the shares of Series I Preferred Stock pursuant to the Redemption Right or the Special Optional Redemption Right, to convert some or all of the Series I Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of Common Stock per share of Series I Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the Liquidation Preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a

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Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Stock Price (as defined below) and (B) 3.4555 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to shares of Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right in respect of the Series I Preferred Stock will not exceed 13,130,750 in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap (i) shall be increased on a pro rata basis with respect to any additional shares of Series I Preferred Stock designated and authorized for issuance pursuant to any subsequent articles of amendment and (ii) is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Conversion Consideration”), a holder of Series I Preferred Stock shall receive upon conversion of such Series I Preferred Stock the kind and amount of Alternative Conversion Consideration that such holder of Series I Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of Series I Preferred Stock held a number of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series I Preferred Stock shall receive shall be the form and proportion of the aggregate consideration elected by the holders of Common Stock who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with subparagraph (3) of this paragraph (F) below that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to subparagraph (3) of this paragraph (F).

The “Common Stock Price” shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of Common Stock is solely cash, and (ii) the average of the closing prices per share of Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders Common Stock is other than solely cash.

2.                                      No fractional shares of Common Stock shall be issued upon the conversion of Series I Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

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3.                                      Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of Series I Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records and notice shall be provided to the Corporation’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of Series I Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series I Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that, if prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem all or any portion of Series I Preferred Stock, the holder will not be able to convert Series I Preferred Stock and such Series I Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series I Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series I Preferred Stock must follow to exercise the Change of Control Conversion Right.

4.                                      The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to subparagraph (3) of this paragraph (F) above to the holders of Series I Preferred Stock.

5.                                      In order to exercise the Change of Control Conversion Right, a holder of Series I Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the shares of Series I Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series I Preferred Stock to be converted; and (iii) that the shares of Series I Preferred Stock are to be converted pursuant to the applicable terms of the Series I Preferred Stock. Notwithstanding the foregoing, if the shares of Series I Preferred Stock are held in global form, such notice shall comply with applicable procedures of DTC.

6.                                      Holders of Series I Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series I Preferred Stock; (ii) if certificated shares of Series I Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series I Preferred Stock; and (iii) the number of shares of Series I Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series I Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

7.                                      Shares of Series I Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem such shares of Series I Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Corporation elects to redeem shares of Series I Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series I Preferred Stock shall not be so converted and the holders of such stock shall be entitled to receive

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on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the applicable redemption date.

8.                                      The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

9.                                      Notwithstanding anything to the contrary contained herein, no holder of Series I Preferred Stock will be entitled to convert such Series I Preferred Stock into Common Stock to the extent that such conversion would cause such holder (or any other Person) to exceed the share ownership limits contained in the Articles of Incorporation or herein unless the Corporation provides an exemption.

G.                                    Voting Rights.

1.                                      The holders of Series I Preferred Stock shall not be entitled to vote on any matter except as provided in this paragraph (G) or as otherwise expressly required by applicable law or the rules of the NYSE or any other securities exchange or quotation system on which the Series I Preferred Stock are then listed, traded or quoted.

2.                                      In the event the Corporation shall have failed to authorize and pay or set apart for payment in full the distributions accumulated on the outstanding shares of Series I Preferred Stock for any six or more quarterly Distribution Periods, regardless of whether such quarterly periods are consecutive (a “Preferential Distribution Non-Payment”), the number of directors of the Corporation shall be increased by two and the holders of the outstanding shares of Series I Preferred Stock, voting together as a class with all other classes or series of preferred stock of the Corporation ranking on a parity with the Series I Preferred Stock with respect to distribution rights and then entitled to vote on the election of such additional two directors, shall be entitled to elect such two additional directors until the full distributions accumulated for the past distribution periods and the then current distribution period on all outstanding shares of Series I Preferred Stock have been authorized and paid or set apart for payment. Upon the occurrence of a Preferential Distribution Non-Payment or a vacancy in the office of a Preferred Stock Director (as defined below), the Board of Directors may, and upon the written request of the holders of record of not less than 20% of the holders of the Series I Preferred Stock and all holders of other classes or series of preferred stock of the Corporation ranking on a parity with the Series I Preferred Stock with respect to distribution rights who are then entitled to vote on the election of such additional director or directors shall call a special meeting of such holders for the purpose of electing the additional director or directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 90 days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation and all holders of the Series I Preferred Stock and stock of any other class or series of preferred stock of the Corporation ranking on a parity with the Series I Preferred Stock with respect to distribution rights are afforded the opportunity to elect such additional director or directors (or fill any vacancy) at such annual meeting of shareholders.

If and when all accumulated distributions on the Series I Preferred Stock have been authorized and paid or set aside for payment in full, the holders of the Series I Preferred Stock shall be divested of the special voting rights provided by this subparagraph (2) of paragraph (G), subject to revesting in the event of each and every subsequent Preferential Distribution Non-Payment. Upon termination of such special voting rights attributable to all holders of the Series I Preferred Stock and shares of any other class or series of preferred stock of the Corporation ranking on a parity with the Series I Preferred Stock with respect to distribution rights, the term of office of each director elected by the holders of the Series I Preferred Stock and such parity preferred stock (a “Preferred Stock Director”) pursuant to such special voting rights shall forthwith terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Stock Directors. Any Preferred Stock Director may be removed only by the vote of the holders of record of a majority of the outstanding shares of Series I Preferred Stock and all other series of preferred stock of the Corporation ranking on a parity with the Series I Preferred Stock with

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respect to distribution rights who would then be entitled to vote in such Preferred Stock Director’s election, voting together as a separate class, at a meeting called for such purpose.

3.                                      So long as any shares of Series I Preferred Stock are outstanding, the number of directors constituting the entire Board of Directors of the Corporation shall at all times be such that the exercise, by the holders of the Series I Preferred Stock and the holders of preferred stock of the Corporation ranking on a parity with the Series I Preferred Stock with respect to distribution rights, of the right to elect directors under the circumstances provided for in subparagraph (2) of this paragraph (G) will not contravene any provision of the Articles of Incorporation restricting the number of directors which may constitute the entire Board of Directors.

4.                                      Directors elected pursuant to subparagraph (2) of this paragraph (G) shall serve until the earlier of (x) the next annual meeting of the shareholders of the Corporation and the election (by the holders of the Series I Preferred Stock and the holders of preferred stock of the Corporation ranking on a parity with the Series I Preferred Stock with respect to distribution rights) and qualification of their respective successors or (y) the termination of the term of office of each Preferred Stock Director upon the termination of the special voting rights as provided for in subparagraph (2) of this paragraph (G) or as otherwise provided for in subparagraph (2) of this paragraph (G).

5.                                      So long as a Preferential Distribution Non-Payment shall continue, any vacancy in the office of a Preferred Stock Director may be filled by vote of the holders of record of a majority of the outstanding shares of Series I Preferred Stock and all other series of preferred stock ranking on a parity with the Series I Preferred Stock with respect to distribution rights who are then entitled to vote in the election of such Preferred Stock Director as provided above. As long as the Preferential Distribution Non-Payment shall continue, holders of the Series I Preferred Stock shall not, as such shareholders, be entitled to vote on the election or removal of directors other than Preferred Stock Directors, but shall not be divested of any other voting rights provided to such shareholders by these Articles of Amendment.

H.                                   Board of Directors’ Right to Refuse to Transfer Series I Preferred Stock; Limitation on Holdings.

1.                                      The terms and provisions of this paragraph (H) shall apply in addition to, and not in limitation of, the terms and provisions of the Articles of Incorporation applicable to share ownership and transferability of shares, including, but not limited to, Article NINTH.

2.                                      Each Person who owns directly or indirectly more than 5.0% in number or value of the total shares of Series I Preferred Stock outstanding shall, within 30 days after the end of each taxable year, give written notice to the Corporation stating the Person’s name and address, the number of shares of Series I Preferred Stock directly or indirectly owned by such Person, and a description of the manner in which such shares of Series I Preferred Stock are held. For purposes of these Articles of Amendment, the number and value of the total shares of Series I Preferred Stock outstanding shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereunder. In addition, each direct or indirect holder of Series I Preferred Stock, irrespective of such shareholder’s percentage ownership of outstanding Series I Preferred Stock, shall upon demand disclose to the Corporation in writing such information with respect to the direct or indirect ownership of Series I Preferred Stock as the Board of Directors deems necessary from time to time to enable the Board of Directors to determine whether the Corporation complies with Sections 856 through 858 of the Code and any successor or other provisions relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder (the “REIT Provisions of the Code”), to comply with the requirements of any taxing authority or governmental authority or to determine any such compliance with this paragraph (H).

3.                                      If, in the opinion of the Board of Directors, which shall be binding upon any prospective acquiror of shares of Series I Preferred Stock, any proposed transfer or issuance would jeopardize the status of the Corporation as a REIT under the REIT Provisions of the Code, the Board of Directors shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to void any such issuance or cause any such transfer not to occur.

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4.                                      Any transfer of shares of Series I Preferred Stock that would result in the shares of Series I Preferred Stock being owned by fewer than 100 persons for purposes of the REIT Provisions of the Code shall be null and void and the prospective acquiror shall not be entitled to any rights afforded to owners of Series I Preferred Stock hereunder and shall be deemed never to have had an interest therein. If any transfer of shares of Series I Preferred Stock would: (i) create a direct or indirect owner of Series I Excess Preferred Stock other than a Series I Preferred Excepted Person (as defined below); (ii) create a direct or indirect owner of Series I Preferred Stock in excess of 9.8% of the number or value (whichever is more restrictive) of the total outstanding shares of Series I Preferred Stock; or (iii) result in the Corporation being “closely held” within the meaning of Section 856(h), or any successor section, of the Code, or otherwise cause the Corporation to fail to qualify as a REIT, that number of shares of Series I Preferred Stock which would cause such violation (rounded upward to the nearest whole share, such shares so rounded, the “Excess Stock”) shall be deemed to be automatically transferred to a charitable trust (a “Charitable Trust”) or otherwise, shall be deemed to be void ab initio, to the fullest extent permitted by applicable law, as further described in the Articles of Incorporation.

“Series I Excess Preferred Stock” shall mean ownership of shares of Series I Preferred Stock exceeding 9.8% of the number or the value (whichever is more restrictive) of the total shares of Series I Preferred Stock outstanding by a Person other than a Series I Preferred Excepted Person (as defined below).

“Series I Preferred Excepted Person” shall mean any Person approved by the Board of Directors (or a duly authorized committee), at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of in excess of 9.8% of the number or the value (whichever is more restrictive) of the total shares of Series I Preferred Stock outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Corporation as a REIT under the REIT Provisions of the Code.

5.                                      Notwithstanding subsection (i) of subparagraph (4) above, the Board of Directors may waive or exempt any transfer that results in Series I Excess Preferred Stock if evidence satisfactory to the Board of Directors is presented that such transfer will not then or in the future jeopardize the status of the Corporation as a REIT under the REIT Provisions of the Code. As a condition of a waiver or exemption by the Board of Directors, the intended transferee shall give written notice to the Corporation of the proposed transfer and shall furnish such opinions of counsel, representations, undertakings, agreements and information as may be required by the Board of Directors no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

6.                                      Notwithstanding any transfer of Excess Stock to a Charitable Trust, any Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such shares becoming Excess Stock and (ii) the Market Price (as such term is defined in these Articles of Amendment) of the Series I Preferred Stock on the day the Corporation, or its designee, accepts such offer. If the Corporation exercises its purchase right, prompt payment of the purchase price shall be made in cash by the Corporation in such manner as may be determined by the Board of Directors. From and after the date fixed for purchase by the Board of Directors, and so long as payment of the purchase price for the Series I Preferred Stock to be so redeemed shall have been made or duly provided for, the holder of any Series I Excess Preferred Stock so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares of Series I Preferred Stock, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of shares of Series I Excess Preferred Stock prior to the discovery by the Corporation that the Series I Preferred Stock have been transferred in violation of this paragraph (H) shall be repaid to the Corporation upon demand. The rights granted to the Corporation in this subparagraph (6) shall not limit the effect of, restrictions in, or rights of the Corporation or the Board of Directors under, any other provision of this paragraph (H).

7.                                      Notwithstanding any other provision in these Articles of Amendment, the Articles of Incorporation or the Corporation’s Bylaws, subparagraphs (4), (5), (6) and (7) of this paragraph (H) may not be amended or repealed without the affirmative vote of the holders of not less than two-thirds of the

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shares of Series I Preferred Stock then outstanding and entitled to vote. If subparagraph (4), (5), (6) or (7) of this paragraph (H) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of shares of Series I Preferred Stock in violation of such sections shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring such shares of Series I Preferred Stock on behalf of the Corporation.

8.                                      Subject to subparagraph (12), notwithstanding any other provision of these Articles of Amendment to the contrary, any purported transfer, sale or acquisition of shares of Series I Preferred Stock (whether such purported transfer, sale or acquisition results from the direct or indirect acquisition of ownership of Series I Preferred Stock) which would result in the termination of the status of the Corporation as a real estate investment trust under the REIT Provisions of the Code shall be null and void ab initio. Any such shares of Series I Preferred Stock may be treated by the Board of Directors in the manner prescribed for Series I Excess Preferred Stock in subparagraph (6) of this paragraph (H).

9.                                      Subject to subparagraphs (11) and (12), nothing contained in this paragraph (H) or in any other provision of these Articles of Amendment shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the shareholders by preservation of the Corporation’s status as a real estate investment trust under the REIT Provisions of the Code.

10.                               Subject to subparagraph (11), if any provision of this paragraph (H) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this paragraph (H) may be inconsistent with any other provision of these Articles of Amendment, this paragraph (H) shall be controlling.

11.                               For purposes of these Articles of Amendment, shares of Series I Preferred Stock not owned directly shall be deemed to be owned indirectly by a Person if that Person or a group of which he is a member would be the beneficial owner of such shares of Series I Preferred Stock, as defined in Rule 13d-3 under the Exchange Act and/or would be considered to own such shares of Series I Preferred Stock by reason of the REIT Provisions of the Code.

12.                               Notwithstanding any other provision of paragraph (H), nothing in these Articles of Amendment shall preclude the settlement of transactions entered into through the facilities of the NYSE. The fact that the settlement of any transaction takes place or occurs shall not negate the effect of any other provision of this paragraph (H) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this paragraph (H).

I.                                        Information Rights.

During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series I Preferred Stock are outstanding, the Corporation will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series I Preferred Stock as their names and addresses appear in the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits, including certifications, that would have been required), and (ii) promptly, upon request, supply copies of such reports to any prospective beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Series I Preferred Stock. The Corporation will mail (or otherwise provide) the information to the holders of Series I Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Exchange Act.

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J.                                        Ranking.

With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Corporation, the Series I Preferred Stock rank: (i) senior to the Junior Stock; (ii) on a parity with the Parity Stock, including the Series G Preferred Stock and the Series H Preferred Stock, unless the terms of such other preferred stock provide otherwise and, if applicable, the requirements of paragraph (K) hereof have been complied with; and (iii) junior to the Senior Stock.

K.                                    Limitations.

1.                                      So long as any Series I Preferred Stock are outstanding, the Corporation shall not without the affirmative vote, or the written consent, of the holders of at least two-thirds of the total number of outstanding shares of Series I Preferred Stock and shares of any other class or series of preferred stock of the Corporation ranking on a parity with the Series I Preferred Stock, voting as a class:

a.                                      authorize, create or issue, or increase the authorized or issued amount of any class or series of, or rights to subscribe to or acquire any security convertible into, any class or series of stock ranking as to distribution rights or liquidation preference senior to the Series I Preferred Stock, or reclassify any shares into any such stock; or

b.                                      amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of the Articles of Incorporation (including these Articles of Amendment) that would change the preferences, rights or privileges with respect to the Series I Preferred Stock so as to affect the Series I Preferred Stock materially and adversely; but nothing herein contained shall require such a vote or consent: (i) in connection with any increase in the total number of authorized shares under the Articles of Incorporation; (ii) in connection with the authorization or increase of any class or series of stock ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series I Preferred Stock; (iii) in connection with any merger or consolidation in which the Corporation is the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares and no securities convertible into shares ranking as to distribution rights or liquidation preference senior to the Series I Preferred Stock other than the securities of the Corporation outstanding prior to such merger or consolidation; (iv) in connection with any merger or consolidation in which the Corporation is not the surviving entity if, as a result of the merger or consolidation, the holders of Series I Preferred Stock receive shares of stock or other equity securities with preferences, rights and privileges substantially identical to the preferences, rights and privileges of the Series I Preferred Stock and there are outstanding no shares of stock or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to the Series I Preferred Stock other than the securities of the Corporation outstanding prior to such merger or consolidation; (v) in connection with any merger or consolidation in which the holders of the Series I Preferred Stock receive cash in an amount equal to or greater than the Liquidation Preference per share plus all distributions accrued and unpaid thereon (whether or not declared) to the date of such merger or consolidation; or (vi) if, at or prior to the time when the issuance of any such stock ranking senior to the Series I Preferred Stock is to be made or any such change is to take effect, as the case may be, the Series I Preferred Stock have been called for redemption upon proper notice of redemption to occur within 60 days and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series I Preferred Stock, unless the Redemption Price of the Series I Preferred Stock (other than any portion thereof consisting of accrued and unpaid distributions) shall be paid solely from the sale proceeds of such stock ranking senior to the Series I Preferred Stock.

2.                                      Notwithstanding Section (K)(1) above, if any amendment, alteration or repeal of the provisions of the Articles of Incorporation (including these Articles of Amendment), whether by merger, consolidation or otherwise, would materially and adversely affect any preferences, rights or privileges of the Series I Preferred Stock, but not all of the shares of any other class or series of preferred stock of the Corporation ranking on a parity with the Series I Preferred Stock, the affirmative vote, or the written consent, of the holders of at least two-thirds of the total number of outstanding Series I Preferred Stock and all such other similarly affected series or classes, voting as a class, shall be required in lieu of the affirmative vote or written consent that would otherwise be required by Section (K)(1).

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L.                                     Exclusion of Other Rights.

The Series I Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Articles of Incorporation.

M.                                 Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions.

N.                                    Severability of Provisions.

If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series I Preferred Stock set forth in the Articles of Incorporation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series I Preferred Stock set forth in the Articles of Incorporation which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series I Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

O.                                    No Preemptive Rights.

No holder of Series I Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire stock of the Corporation.

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EXHIBIT B-2

TERMS OF SERIES I EXCESS PREFERRED STOCK

The following sets forth the designation and number of shares and fixes the preferences, limitations and relative voting and other rights of the Series I Excess Preferred Stock of the Corporation:

Section 1.  The shares of such series shall be designated as the “Series I Excess Preferred Stock.”  Such series shall be deemed a series of Excess Stock as defined in ARTICLE FOURTH of the Corporation’s Amended and Restated Articles of Incorporation (the “Restated Articles”), which corresponds to the series of preferred stock designated as the Series I Cumulative Redeemable Preferred Stock (the “Series I Preferred Stock”) pursuant to the Articles of Amendment filed on January 14, 2015, with the Indiana Secretary of State (the “Series I Designation”).   The number of shares of Series I Excess Preferred Stock hereby designated shall be 3,800,000. Such shares of Series I Excess Preferred Stock shall have a par value of $0.0001 per share.

Section 2.  Shares of Series I Excess Preferred Stock shall only be issued upon the conversion of shares of Series I Preferred Stock in accordance with ARTICLE NINTH of the Restated Articles (“ARTICLE NINTH”), and shall be subject to the restrictions on transfer and the requirements of, and procedures governing, any deemed transfer to the Trustee as trustee of a Trust, both such terms as defined in ARTICLE NINTH.

Section 3.  Except as expressly provided otherwise in ARTICLE NINTH, the Series I Excess Preferred Stock shall have the same rights as to distributions and voting as the Series I Preferred Stock. The Series I Excess Preferred Stock shall be entitled to the same Liquidation Preference (as defined in the Series I Designation) as the Series I Preferred Stock and shall be on a parity with any class or series of stock of the Corporation which is entitled to receive assets upon liquidation, dissolution or winding up of the Corporation on a parity with the Series I Excess Preferred Stock, including, without limitation, the Series I Preferred Stock, the Series H Cumulative Redeemable Preferred Stock and the Series H Excess Preferred Stock.  The Series I Excess Preferred Stock shall be entitled to the same conversion and redemption rights and shall be subject to the same repurchase provisions as the Series I Preferred Stock, as set forth in the Series I Designation, and shall also be subject to conversion, repurchase by the Corporation and transfer by the Trustee in accordance with ARTICLE NINTH.

Section 4.  In the case of an ambiguity or conflict between the terms of the Series I Designation and the provisions of ARTICLE NINTH with respect to the Series I Excess Preferred Stock, the Board of Directors shall have the power to resolve any such ambiguity or conflict and determine the application of the provisions of the Series I Designation and ARTICLE NINTH with respect to any situation that may hereafter arise.

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